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Exhibit 99.1

TYCO ANNOUNCES REQUEST FOR ACCELERATED EFFECTIVENESS
OF ITS SHELF REGISTRATION STATEMENT

SEC Division of Corporation Finance Informs Tyco Review of Financial Reports Complete

        Pembroke, Bermuda—August 8, 2003—Tyco International Ltd. (NYSE—TYC, BSX—TYC, LSE—TYI) today announced that it has filed a pre-effective amendment to its existing shelf registration statement on Form S-3, requesting that the U.S. Securities and Exchange Commission accelerate the effectiveness of the registration statement as soon as possible. The registration statement was filed pursuant to a registration rights agreement entered into in January 2003 upon the private placement of Tyco International Group S.A.'s 2.750% Series A Convertible Senior Debentures due 2018 and 3.125% Series B Convertible Senior Debentures due 2023 under Rule 144A of the Securities Act. The debentures are convertible into Tyco common shares at the option of the holder on the terms and conditions described in the registration statement.

        As announced on July 29, 2003, the Company has restated its historical financial statements. In a letter dated August 7, 2003, the SEC's Division of Corporation Finance informed the Company that it has completed its review of its periodic reports, namely its Form 10-K/A for the year ended September 30, 2002, and the Forms 10-Q/A for the quarters ended December 31, 2002 and March 31, 2003. The Company remains subject to an investigation by the SEC's Division of Enforcement.

        The registration statement relating to these securities that has been filed with the Securities and Exchange Commission has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective except in transactions that are exempt from the registration requirements of applicable securities law. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these debentures in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the registration statement, including the prospectus and prospectus supplement subject to completion contained therein, are available on the SEC's web site at www.sec.gov and may also be obtained on the Company's web site at www.tyco.com under Investor Relations.

ABOUT TYCO INTERNATIONAL

        Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD-LOOKING INFORMATION

        This release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "project," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing future financial condition and operating results.

        Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

        More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as amended. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Gary Holmes (Media)
212-424-1314

Ed Arditte (Investors)
212-424-1390

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TYCO ANNOUNCES REQUEST FOR ACCELERATED EFFECTIVENESS OF ITS SHELF REGISTRATION STATEMENT SEC Division of Corporation Finance Informs Tyco Review of Financial Reports Complete